Exhibit 99.1

Contacts:
Douglas Pihl	Alexis Pascal
MathStar, Inc.	Stapleton Communications
info@mathstar.com	alexis@stapleton.com
503.726.5500	650.470.0200

MathStar Announces Financial Results for Q3 2008

HILLSBORO, Ore., Oct. 28, 2008 — MathStar, Inc. today announced results for its third quarter of 2008, ended Sept. 30, 2008.

Revenue in the third quarter was $80,000 compared with $63,000 in the same period last year. For the nine months ended September 30, 2008, revenue was $360,000 compared with revenue of $275,000 in the nine months ended Sept. 30, 2007.

Net loss in the third quarter of 2008 was $661,000 or a loss of $0.07 per share compared with a net loss of $4,393,000 or a loss of $0.48 per share in the same period last year.  For the nine months ended Sept. 30, 2008, MathStar had a net loss of $14,317,000 or a loss of $1.56 per share compared with a net loss of $14,395,000 or a loss of $2.37 per share in the same period last year.

The company has scheduled its third quarter 2008 financial results conference call for Tuesday, Oct. 28, 2008 at 1:30 p.m. Pacific time. To listen to the call, please dial 303-205-0033 or 800-257-2182.  A replay of the call will be made available on the company’s website at http://www.mathstar.com.

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading “Risk Factors,” as updated in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008. MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

MathStar, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share data)

	December 31, 2007	September 30, 2008

Assets
Current assets
Cash and cash equivalents	$4,339	$6,824
Restricted cash	107
Investments in marketable securities – short term	22,200	7,942
Accounts receivable	271	130
Inventory	623
Prepaid expenses and other current assets	1,326	221
Total current assets	28,866	15,117
Property and equipment, net	557	76
Investments in marketable securities – long term	2,599	799
Other assets	435	25
Total assets	$32,457	$16,017

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$930	$26
Deferred revenue	162
Accrued expenses	1,416	536
Total current liabilities	2,508	562
Other long term liabilities	453	302
Total liabilities	2,961	864

Stockholders’ equity
Preferred stock, $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 18,000 shares authorized; 9,181 shares issued and outstanding at December 31, 2007 and September 30, 2008	459	92
Additional paid-in capital	155,539	155,909
Accumulated deficit	(126,502)	(140,819)
Accumulated other comprehensive loss	—	(29)
Total stockholders’ equity	29,496	15,153

Total liabilities and stockholders’ equity	$32,457	$16,017

MathStar, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008

Revenue	$63	$80	$275	$360
Cost of sales	58	—	181	1,195
Gross profit (loss)	5	80	94	(835)
Operating expenses:
Research and development	2,655	165	8,387	7,259
Selling, general and administrative	2,164	666	6,733	4,228

Restructuring and impairment charges	—	17	—	2,618
	4,819	848	15,120	14,105
Operating loss	(4,814)	(768)	(15,026)	(14,940)
Interest income	426	132	652	622
Other income, net	(5)	(25)	(21)	1
Net loss	$(4,393)	$(661)	$(14,395)	$(14,317)

Basic and diluted loss per share from continuing operations	$(0.48)	$(0.07)	$(2.37)	$(1.56)

Weighted average basic and diluted shares outstanding	9,181	9,181	6,081	9,181